     As filed with the Securities and Exchange Commission on October 8, 1996
                                                     Registration No. 33-_______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------

                            MILLENNIUM CHEMICALS INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                            22-3436215
        (State or other jurisdiction of      (I.R.S. Employer Identification
        incorporation or organization)                   Number)

                              99 Wood Avenue South
                            Iselin, New Jersey 08830
               (Address of principal executive offices) (Zip code)

            Millennium Chemicals Inc. Long Term Stock Incentive Plan
                            (Full title of the plan)

                         George H. Hempstead, III, Esq.
                 Senior Vice President - Law and Administration
                              99 Wood Avenue South
                            Iselin, New Jersey 08830
                                 (908) 603-6600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
Title of securities to   Amount to be     Proposed maximum   Proposed maximum      Amount of
be registered             registered       offering price   aggregate offering   registration
                                            per share(1)          price               fee
----------------------------------------------------------------------------------------------
Common Stock,
par value $0.01 per
share                  3,909,000 shares       $22.625         $88,441,125        $26,800.34
==============================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.  Incorporation of Documents By Reference.

        The  following   documents   filed  with  the  Securities  and  Exchange
Commission by Millennium Chemicals Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

               (1) the Company's Registration Statement on Form 10, Registration No. 1-12091, filed with the Securities and Exchange Commission on August 23, 1996;

               (2) the Company's Information Statement, dated August 23, 1996 attached as Annex A to the Company's Registration Statement on Form 10, Registration No. 1-12091, furnished to holders of Ordinary Shares of the capital of Hanson PLC in connection with the proposed dividend of 100% of the capital stock of the Company; and

               (3) the  description  of the Company's  Common  Stock,  par value
        $0.01 per share, incorporated by reference from the Company's Registration Statement filed on Form 10, Registration No. 1-12091, filed with the Securities and Exchange Commission on August 23, 1996, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, under the caption "Description of Capital Stock."

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

        Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        Item 4.  Description of Securities.

        Not applicable.

        Item 5.  Interest of Named Experts and Counsel.

        Not applicable.

        Item 6.  Indemnification of Directors and Officers.

        The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article XIV of the Company's By-Laws provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

        Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Amended and Restated Certificate of Incorporation contains such a provision.

        The Company's By-Laws authorize the Company to purchase insurance for directors, officers and employees of the Company, and persons who serve at the request of the Company as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not the Company would have the power to indemnify such persons against such expense or liability under the By-Laws. The Company intends to maintain insurance coverage for its directors and officers under a directors and officer's liability insurance policy as well as coverage to reimburse the Company for potential costs of its indemnification of directors and officers.

        Item 7.  Exemption from Registration Claimed.

        Not applicable.

        Item 8.  Exhibits.

        4.1 Form of Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference from Exhibit 3.1 of the Company's Registration Statement on Form 10, Registration No. 1-12091, filed with the Securities and Exchange Commission on August 23, 1996.

        4.2    By-Laws of the Company.  Incorporated  by reference  from Exhibit
               3.2 of the Company's Registration Statement on Form 10, Registration No. 1-12091, filed with the Securities and Exchange Commission on August 23, 1996.

        4.3 Millennium Chemicals Inc. Long Term Stock Incentive Plan. Incorporated by reference from Exhibit 10.25 of the Company's Registration Statement on Form 10, Registration No. 1-12091, filed with the Securities and Exchange Commission on August 23, 1996.

        4.4 Specimen certificate for Common Stock of Millennium Chemicals Inc. Incorporated by reference from Exhibit 4.1 of the Company's Registration Statement on Form 10, Registration No. 1-12091, filed with the Securities and Exchange Commission on August 23, 1996.

        5      Opinion of Weil, Gotshal & Manges LLP.

        23.01  Consent of Price Waterhouse LLP.

        23.02  Consent of Ernst & Young LLP.

        23.03  Consent of Ernst & Young.

        23.04  Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

        24     Powers of Attorney.

        Item 9.  Undertakings.

        (a)    The undersigned registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a post-effective  amendment to this  Registration
               Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That,  for the purpose of  determining  any  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, State of England, on October 8, 1996.

                                            Millennium Chemicals Inc.



                                            By: /s/ George H. Hempstead
                                               _________________________________
                                               George H. Hempstead
                                               Senior Vice President - Law and
                                               Administration

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                               TITLE                          DATE
               ---------                               -----                          ----


/s/ William M. Landuyt*                      Chairman of the Board and Chief         October 8, 1996
_________________________________________    Executive Officer
William M. Landuyt


/s/ Robert E. Lee*                           President, Chief Operating Officer and  October 8, 1996
_________________________________________    Director
Robert E. Lee



/s/ John E. Lushefski*                       Senior Vice President and Chief         October 8, 1996
_________________________________________    Financial Officer
John E. Lushefski


/s/ Marie S. Dreher*                         Corporate Controller                    October 8, 1996
_________________________________________
Marie S. Dreher



/s/ The Rt. Hon. Kenneth Baker*              Director                                October 8, 1996
_________________________________________
The Rt. Hon. Kenneth Baker CH MP



/s/ Worley H. Clark, Jr.*                    Director                                October 8, 1996
_________________________________________
Worley H. Clark, Jr.



/s/ The Rt. Hon. The Lord Glenarthur         Director                                October 8, 1996
_________________________________________
The Rt. Hon. The Lord Glenarthur



/s/ David J.P. Meachin*                      Director                                October 8, 1996
_________________________________________
David J.P. Meachin



/s/ Martin G. Taylor*                        Director                                October 8, 1996
_________________________________________
Martin G. Taylor



/s/ Martin D. Ginsburg*                      Director                                October 8, 1996
_________________________________________
Martin D. Ginsburg



* By George H. Hempstead, III
  Attorney-in-fact



/s/ George H. Hempstead, III
_________________________________________
   George H. Hempstead, III



                                  EXHIBIT INDEX


Exhibit No.                                 Document
-----------                                 ---------
     4.1      Form of Amended and Restated  Certificate of  Incorporation of the
              Company.  Incorporated  by  reference  from  Exhibit  3.1  of  the
              Company's  Registration  Statement  on Form 10,  Registration  No.
              1-12091  filed with the  Securities  and  Exchange  Commission  on
              August 23, 1996.

     4.2 By-Laws of the Company. Incorporated by reference from Exhibit 3.2 of the Company's Registration Statement on Form 10, Registration
              No. 1-12091 filed with the Securities and Exchange Commission on August 23, 1996.

     4.3      Millennium   Chemicals  Inc.  Long  Term  Stock   Incentive  Plan.
              Incorporated  by  reference  from Exhibit  10.25 of the  Company's
              Registration  Statement on Form 10, Registration No. 1-12091 filed with the Securities and Exchange Commission on August 23, 1996.

     4.4      Specimen Certificate for Common Stock of Millennium Chemicals Inc.
              Incorporated   by  reference   from  the  Company's   Registration
              Statement on Form 10,  Registration  No.  1-12091,  filed with the
              Securities and Exchange Commission on August 23, 1996.

     5        Opinion of Weil, Gotshal & Manges LLP.

    23.01     Consent of Price Waterhouse LLP.

    23.02     Consent of Ernst & Young LLP.

    23.03     Consent of Ernst & Young.

    23.04     Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

    24        Powers of Attorney.
